Exhibit 99.1

Media Contact: William H. Galligan                  Phone: 816/983-1551
bgalligan@kcsouthern.com

Kansas City Southern Reports Record Fourth Quarter and Full-Year 2014

Fourth Quarter 2014 Results

•	Revenue of $643 million, an increase of 4% over fourth quarter 2013.

•	Operating income of $214 million, 9% higher than a year ago.

•	Operating ratio of 66.7%, compared with 68.1% in fourth quarter 2013.

•	Diluted earnings per share of $1.28. Adjusted diluted earnings per share of $1.27 for fourth quarter 2014.

Kansas City, Mo., January 23, 2015. Kansas City Southern (KCS) (NYSE:KSU) reported record fourth quarter 2014 revenues of $643 million. Overall, carload volumes were 5% higher than in fourth quarter 2013.

Compared to 2013, fourth quarter revenue growth was led by a 13% increase in Automotive and a 9% increase in both Chemicals & Petroleum and Energy. Intermodal was also strong, with revenues growing by 8% in the fourth quarter of 2014. Industrial & Consumer revenue grew 1% and Agriculture & Minerals revenue declined by 5% compared to the prior year, primarily due to a decline in grain shipments when compared to the exceptionally strong fourth quarter of 2013. Also, the impact of lower U.S. fuel prices and the depreciating peso reduced revenue growth by approximately 2% compared to the fourth quarter of 2013.

Operating income for the fourth quarter of 2014 was $214 million compared with $196 million a year ago, a 9% increase. KCS reported a fourth quarter 2014 operating ratio of 66.7%, a 1.4 point improvement from fourth quarter 2013. Operating expenses in the fourth quarter were $429 million compared with $420 million in the corresponding 2013 period, a 2% increase.

Reported net income in the fourth quarter of 2014 totaled $142 million, or $1.28 per diluted share, compared with $114 million, or $1.03 per diluted share, in the fourth quarter of 2013. Excluding debt retirement costs and the impacts of foreign exchange rate fluctuations, adjusted diluted earnings per share for fourth quarter 2014 was $1.27 compared to $1.03 in 2013. The adjusted effective income tax rate in the fourth quarter of 2014 was 30.2% compared to 37.0% in the fourth quarter of 2013.

For the full year of 2014, revenue was a record $2.6 billion, up 9% over 2013. Carloads for 2014 were 2.3 million, an increase of 5% over the prior year.

After adjusting for lease termination costs, full-year operating income was $847 million. Full-year 2014 adjusted operating income increased 15% over prior year’s operating income. The Company’s 2014 adjusted operating ratio was 67.1% compared with the operating ratio of 68.8% in 2013, a 1.7 point improvement.

Reported net income in 2014 totaled $504 million, or $4.55 per diluted share, compared with $353 million, or $3.18 per diluted share, in 2013. Excluding lease termination and debt retirement costs and the impacts of foreign exchange rate fluctuations, adjusted diluted earnings per share for 2014 was $4.82 compared to $3.98 in 2013. The adjusted effective income tax rate for 2014 was 32.6% compared to 34.7% in 2013.

“Kansas City Southern achieved record financial results with growth in all six commodity groups in 2014” stated President and Chief Executive Officer David L. Starling. “Strong volume growth in our Agriculture & Minerals and Automotive commodity groups contributed to a record adjusted operating ratio of 67.1%, a reduction of 1.7 points over the prior year’s operating ratio.

“KCS met its stated target of high-single digit year-over-year revenue growth, coming in 9% higher than 2013. The Company reported adjusted diluted earnings per share of $4.82, which marks the fifth consecutive year KCS has recorded a double-digit percentage increase in its adjusted diluted earnings per share.

“Looking ahead to 2015, we believe KCS is well-positioned to maintain its growth momentum driven by a strengthening economy and unique franchise opportunities. We expect to see positive developments in a wide-range of commodity groups, including automotive, intermodal, and chemical & petroleum products. And, while there is significant volatility in the energy markets, KCS anticipates volume growth in crude oil traffic originating in Canada and terminating at various Gulf locations. These exciting growth areas provide visibility to continued growth over the next decade.”

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to Adjusted
Diluted Earnings per Share	Three Months Ended December 31, 2014
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$170.2	$28.5	$141.7	$1.28
Adjustments for:
Foreign exchange loss	31.4	9.4	22.0	0.20
Foreign exchange component of income taxes	—	22.9	(22.9)	(0.21)
Adjusted	$201.6	$60.8	140.8
Less: Noncontrolling interest	(i)	(ii)	(0.7)
Adjusted net income available to common
stockholders - see (a) below			$140.1	$1.27
Adjusted effective income tax rate - see (a) below			30.2%
			(ii)/(i)

	Three Months Ended December 31, 2013
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$180.9	$66.5	$114.4	$1.03
Adjustments for:
Debt retirement costs	5.4	1.6	3.8	0.03
Foreign exchange gain	(4.9)	(1.4)	(3.5)	(0.03)
Foreign exchange component of income taxes	—	0.4	(0.4)	—
Adjusted	$181.4	$67.1	114.3
Less: Noncontrolling interest	(i)	(ii)	(0.6)
Adjusted net income available to common
stockholders - see (a) below			$113.7	$1.03
Adjusted effective income tax rate - see (a) below			37.0%
			(ii)/(i)

GAAP Reconciliations (continued)
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings per Share to Adjusted
Diluted Earnings per Share (continued)	Twelve Months Ended December 31, 2014
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$713.1	$208.8	$504.3	$4.55
Adjustments for:
Lease termination costs	38.3	13.0	25.3	0.23
Debt retirement costs	6.6	2.2	4.4	0.04
Foreign exchange loss	35.5	10.6	24.9	0.22
Foreign exchange component of income taxes	—	24.2	(24.2)	(0.22)
Adjusted	$793.5	$258.8	534.7
Less: Noncontrolling interest and preferred	(i)	(ii)
stock dividends			(1.9)
Adjusted net income available to common
stockholders - see (a) below			$532.8	$4.82
Adjusted effective income tax rate - see (a) below			32.6%
			(ii)/(i)

	Twelve Months Ended December 31, 2013
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$551.6	$198.3	$353.3	$3.18
Adjustments for:
Debt retirement costs	119.2	35.9	83.3	0.76
Foreign exchange loss	5.2	1.6	3.6	0.03
Foreign exchange component of income taxes	—	(1.3)	1.3	0.01
Adjusted	$676.0	$234.5	441.5
Less: Noncontrolling interest and preferred	(i)	(ii)
stock dividends			(2.1)
Adjusted net income available to common
stockholders - see (a) below			$439.4	$3.98
Adjusted effective income tax rate - see (a) below			34.7%
			(ii)/(i)

GAAP Reconciliations (continued)
($ in millions)

Reconciliation of Operating Expenses to Adjusted	Twelve Months Ended
Operating Expenses	December 31,
	2014	2013
Operating expenses as reported	$1,768.0	$1,630.7
Adjustment for lease termination costs	(38.3)	—
Adjusted operating expenses - see (b) below	$1,729.7	$1,630.7

Operating income as reported	$809.1	$738.6
Adjusted operating income - see (b) below	847.4	738.6

Operating ratio (c) as reported	68.6%	68.8%
Adjusted operating ratio - see (b) and (c) below	67.1%	68.8%

(a)
The Company believes adjusted diluted earnings per share and the related adjusted effective income tax rate are meaningful as these measures allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding the impact of changes in foreign currency exchange rates and items that are not directly related to the ongoing operations of the Company.

(b)
The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding items that are not directly related to the ongoing operations of the Company.

(c)	Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.

Headquartered in Kansas City, Mo., Kansas City Southern is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de México, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  Kansas City Southern's North American rail holdings and strategic alliances are primary components of a NAFTA Railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date of this news release.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; interest rates; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; credit risk of customers and counterparties and their failure to meet their financial obligations; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; insufficiency of insurance to cover lost revenue, profits or other damages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic conditions; political and economic conditions in Mexico and the level of trade between the United States and Mexico; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements in this news release to reflect future events or developments.

Kansas City Southern and Subsidiaries
Consolidated Statements of Income
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues	$642.5	$615.6	$2,577.1	$2,369.3
Operating expenses:
Compensation and benefits	123.2	113.2	474.5	441.6
Purchased services	62.0	57.2	245.2	217.6
Fuel	95.1	103.0	415.9	389.6
Equipment costs	29.6	40.5	119.2	160.5
Depreciation and amortization	67.3	58.3	258.1	223.3
Materials and other	51.4	47.3	216.8	198.1
Lease termination costs	—	—	38.3	—
Total operating expenses	428.6	419.5	1,768.0	1,630.7
Operating income	213.9	196.1	809.1	738.6
Equity in net earnings of unconsolidated affiliates	4.5	5.0	21.1	18.8
Interest expense	(18.3)	(19.4)	(72.8)	(80.6)
Debt retirement costs	—	(5.4)	(6.6)	(119.2)
Foreign exchange gain (loss)	(31.4)	4.9	(35.5)	(5.2)
Other income (expense), net	1.5	(0.3)	(2.2)	(0.8)
Income before income taxes	170.2	180.9	713.1	551.6
Income tax expense	28.5	66.5	208.8	198.3
Net income	141.7	114.4	504.3	353.3
Less: Net income attributable to noncontrolling interest	0.7	0.6	1.7	1.9
Net income attributable to Kansas City Southern and subsidiaries	141.0	113.8	502.6	351.4
Preferred stock dividends	—	—	0.2	0.2
Net income available to common stockholders	$141.0	$113.8	$502.4	$351.2

Earnings per share:
Basic earnings per share	$1.28	$1.03	$4.56	$3.19
Diluted earnings per share	$1.28	$1.03	$4.55	$3.18

Average shares outstanding (in thousands):
Basic	110,227	110,021	110,163	109,973
Potentially dilutive common shares	266	386	270	367
Diluted	110,493	110,407	110,433	110,340

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Fourth Quarter 2014 and 2013

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Fourth Quarter		%	Fourth Quarter		%	Fourth Quarter		%
	2014	2013	Change	2014	2013	Change	2014	2013	Change

Chemical & Petroleum
Chemicals	$53.3	$51.5	3%	28.3	27.8	2%	$1,883	$1,853	2%
Petroleum	32.4	27.1	20%	17.0	16.0	6%	1,906	1,694	13%
Plastics	29.6	27.2	9%	16.3	15.5	5%	1,816	1,755	3%
Total	115.3	105.8	9%	61.6	59.3	4%	1,872	1,784	5%

Industrial & Consumer Products
Forest Products	67.4	64.1	5%	32.4	30.7	6%	2,080	2,088	—
Metals & Scrap	65.4	66.8	(2%)	33.9	33.7	1%	1,929	1,982	(3%)
Other	18.3	18.6	(2%)	17.6	18.7	(6%)	1,040	995	5%
Total	151.1	149.5	1%	83.9	83.1	1%	1,801	1,799	—

Agriculture & Minerals
Grain	65.7	70.2	(6%)	34.7	37.5	(7%)	1,893	1,872	1%
Food Products	35.9	36.7	(2%)	15.9	16.4	(3%)	2,258	2,238	1%
Ores & Minerals	5.5	5.5	—	5.7	5.7	—	965	965	—
Stone, Clay & Glass	6.6	6.7	(1%)	2.9	3.0	(3%)	2,276	2,233	2%
Total	113.7	119.1	(5%)	59.2	62.6	(5%)	1,921	1,903	1%

Energy
Utility Coal	42.7	41.0	4%	44.2	41.9	5%	966	979	(1%)
Coal & Petroleum Coke	10.9	10.1	8%	15.4	14.4	7%	708	701	1%
Frac Sand	15.4	14.2	8%	7.8	6.9	13%	1,974	2,058	(4%)
Crude Oil	7.5	5.1	47%	4.2	3.2	31%	1,786	1,594	12%
Total	76.5	70.4	9%	71.6	66.4	8%	1,068	1,060	1%

Intermodal	102.4	94.4	8%	261.0	242.9	7%	392	389	1%

Automotive	60.6	53.5	13%	32.5	29.3	11%	1,865	1,826	2%

TOTAL FOR COMMODITY GROUPS	619.6	592.7	5%	569.8	543.6	5%	$1,087	$1,090	—

Other Revenue	22.9	22.9	—

TOTAL	$642.5	$615.6	4%

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Years Ended December 31, 2014 and 2013

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Years Ended		%	Years Ended		%	Years Ended		%
	2014	2013	Change	2014	2013	Change	2014	2013	Change

Chemical & Petroleum
Chemicals	$214.3	$208.2	3%	115.2	113.1	2%	$1,860	$1,841	1%
Petroleum	124.5	110.9	12%	68.2	67.3	1%	1,826	1,648	11%
Plastics	114.2	107.6	6%	63.5	63.0	1%	1,798	1,708	5%
Total	453.0	426.7	6%	246.9	243.4	1%	1,835	1,753	5%

Industrial & Consumer Products
Forest Products	271.5	258.6	5%	129.6	126.0	3%	2,095	2,052	2%
Metals & Scrap	272.3	249.2	9%	141.4	133.0	6%	1,926	1,874	3%
Other	79.5	76.0	5%	76.4	78.8	(3%)	1,041	964	8%
Total	623.3	583.8	7%	347.4	337.8	3%	1,794	1,728	4%

Agriculture & Minerals
Grain	258.2	200.8	29%	137.7	116.3	18%	1,875	1,727	9%
Food Products	137.6	133.9	3%	60.0	59.9	—	2,293	2,235	3%
Ores & Minerals	23.0	22.7	1%	24.0	23.1	4%	958	983	(3%)
Stone, Clay & Glass	27.8	26.5	5%	12.2	12.7	(4%)	2,279	2,087	9%
Total	446.6	383.9	16%	233.9	212.0	10%	1,909	1,811	5%

Energy
Utility Coal	199.1	201.7	(1%)	192.5	194.9	(1%)	1,034	1,035	—
Coal & Petroleum Coke	40.9	41.3	(1%)	60.3	58.6	3%	678	705	(4%)
Frac Sand	63.7	58.8	8%	32.3	28.4	14%	1,972	2,070	(5%)
Crude Oil	23.1	24.8	(7%)	14.1	13.8	2%	1,638	1,797	(9%)
Total	326.8	326.6	—	299.2	295.7	1%	1,092	1,104	(1%)

Intermodal	395.8	356.6	11%	1,019.6	965.6	6%	388	369	5%

Automotive	238.4	201.5	18%	127.1	110.3	15%	1,876	1,827	3%

TOTAL FOR COMMODITY GROUPS	2,483.9	2,279.1	9%	2,274.1	2,164.8	5%	$1,092	$1,053	4%

Other Revenue	93.2	90.2	3%

TOTAL	$2,577.1	$2,369.3	9%